[PVF CAPITAL CORP. LOGO]



                                                               PVF CAPITAL CORP.
                                                               30000 Aurora Road
                                                                 Solon, OH 44139

                                                    FOR FURTHER INFORMATION CALL
                                                             Robert J. King, Jr.
                                                                    440.248.7171
                                                           robert.king@pvfsb.com
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FOR IMMEDIATE RELEASE


                                PVF CAPITAL CORP.
                       ANNOUNCES RESULTS OF ANNUAL MEETING

SOLON, OH - JANUARY 29, 2010 - PVF Capital Corp. (Nasdaq: PVFC) (the "Company") announced today that stockholders elected Marty E. Adams, Steven A. Calabrese, Umberto P. Fedeli and Robert J. King, Jr. as directors at the 2009 Annual Meeting held on January 29, 2010. Stockholders also approved the redemption of $10.0 million aggregate liquidation amount of trust preferred securities in exchange for $400,000 in cash, $600,000 of common stock and warrants to acquire common stock; an amendment to the Company's First Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 15,000,000 to 65,000,000; and, ratified the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010.

PVF Capital Corp. is the holding company for Park View Federal Savings Bank, headquartered in Solon, Ohio, serving the Greater Cleveland area with 17 full-service branch offices. Additional information on the Company may be found at www.myparkview.com.
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PVF Capital Corp.'s common stock trades on the NASDAQ Capital Market under the symbol PVFC.